Exhibit 99.1

AIRSPAN NETWORKS HOLDINGS INC.
REPORTS THIRD QUARTER 2023
RESULTS

November 08, 2023 04:30 PM Eastern Standard Time

BOCA RATON, Fla.--(BUSINESS WIRE)-- Airspan Networks Holdings Inc. (NYSE American: MIMO), which provides ground-breaking, disruptive software and hardware for 5G networks, and a pioneer in end-to-end Open RAN solutions, today announced results for the third quarter ended September 30, 2023.

Third Quarter Financial Highlights

●	On August 11, 2023 Airspan Networks Holdings Inc. completed the previously announced sale of Mimosa Networks Inc to Radisys Corporation. The transaction resulted in a gain on the sale of $28.6 million. The proceeds from the sale provided approximately $10.5 million of cash to the Company and also reduced the Company’s indebtedness by approximately $40.0 million.

●	Revenue of $14.3 million compared to $32.1 million sequentially from second quarter 2023, and from $41.1 million year-over-year from third quarter 2022.

●	Gross margin of 36.7% compared to 21.0% in the second quarter 2023 and 39.8% in third quarter 2022. Excluding an inventory impairment charge of $7.2 million in second quarter 2023, the adjusted gross margin for the second quarter 2023 was 43.4% (non-GAAP measure).

●	Total operating expenses of $16.1 million compared to $27.5 million in second quarter 2023, and $33.1 million for third quarter 2022. Total operating expenses for the second quarter 2023, included a $3.0 million restructuring provision, primarily related to headcount reductions.

●	Net income of $9.9 million, compared to a net loss of $33.6 million in second quarter 2023, and a net loss of $23.3 million for third quarter 2022. For the third quarter 2023, net income includes a $28.6 million gain on sale of the Company’s Mimosa subsidiary. For the second quarter 2023, excluding the inventory impairment charge of $7.2 million and the restructuring provision of $3.0 million, the adjusted net loss would have been $23.4 million (non-GAAP measure).

●	Adjusted EBITDA (non-GAAP measure) was a loss of $7.9 million compared to a loss of $15.2 million in second quarter 2023 and a loss of $10.0 million in third quarter 2022. For the second quarter 2023, excluding the inventory impairment of $7.2 million, the adjusted EBITDA would have been a loss of $8.0 million.

●	Basic income per share was 13 cents, compared to a loss per share of 45 cents in the second quarter 2023 and a loss per share of 32 cents in the third quarter 2022.

About Airspan

Airspan Networks Holdings Inc. (NYSE American: MIMO) is a U.S.-based provider of groundbreaking, disruptive software and hardware for 5G networks, and a pioneer in end-to-end Open RAN solutions that provide interoperability with other vendors. As a result of innovative technology and significant R&D investments to build and expand 5G solutions, Airspan believes it is well-positioned with 5G indoor and outdoor, Open RAN, private networks for enterprise customers and industrial use applications, Air To Ground, and CBRS solutions to help mobile network operators of all sizes deploy their networks of the future, today. With over one million cells shipped to 1,000 customers in more than 100 countries, Airspan has global scale. For more information, visit www.airspan.com.

Non-GAAP Measures

This news release references non-GAAP measures. Non-GAAP measures do not have a standardized meaning and are, therefore, unlikely to be comparable to similar measures presented by other companies. We reference these non-GAAP financial measures in our decision making because they provide supplemental information that facilitates consistent internal comparisons to the historical operating performance of prior periods and we believe they provide investors with greater transparency to evaluate operational activities and financial results. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with US generally accepted accounting principles. Non-GAAP financial measures referred to in this report are labeled as “non-GAAP measure.”

AIRSPAN NETWORKS HOLDINGS INC.

UNAUDITED CONDENSED consolidated BALANCE SHEETS

(in thousands, except for share data)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$8,173	$7,253
Restricted cash	13	34
Accounts receivable, net of allowance of $692 and $647 at September 30, 2023 and December 31, 2022, respectively	11,066	46,565
Inventory	10,197	18,556
Prepaid expenses and other current assets	18,343	17,289
Total current assets	47,792	89,697
Property, plant and equipment, net	5,019	7,351
Goodwill	-	13,641
Intangible assets, net	-	5,302
Right-of-use assets, net	3,193	5,697
Other non-current assets	2,961	3,407
Total assets	$58,965	$125,095

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$11,081	$26,173
Accrued expenses and other current liabilities	29,406	32,243
Deferred revenue	2,415	2,892
Senior term loan	41,545	40,529
Subordinated debt	11,540	11,119
Subordinated term loan – related party	44,386	41,528
Convertible debt	31,706	43,928
Current portion of long-term debt	257	259
Total current liabilities	172,336	198,671
Other long-term liabilities	4,409	7,223
Total liabilities	176,745	205,894

Commitments and contingencies (Note 13)

Stockholders’ deficit:
Common stock, $0.0001 par value; 250,000,000 shares authorized; 74,638,893 and 74,283,026 shares issued and outstanding at both September 30, 2023 and December 31, 2022	7	7
Additional paid-in capital	778,054	770,427
Accumulated deficit	(895,841)	(851,233)
Total stockholders’ deficit	(117,780)	(80,799)
Total liabilities and stockholders’ deficit	$58,965	$125,095

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

AIRSPAN NETWORKS HOLDINGS INC.

UNAUDITED CONDENSED consolidated STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Products and software licenses	$11,335	$36,521	$61,120	$114,128
Maintenance, warranty and services	2,924	4,573	10,035	11,475
Total revenues	14,259	41,094	71,155	125,603

Cost of revenues:
Products and software licenses	8,153	23,462	45,443	74,747
Maintenance, warranty and services	875	1,296	3,401	3,623
Total cost of revenues	9,028	24,758	48,844	78,370
Gross profit	5,231	16,336	22,311	47,233

Operating expenses:
Research and development	9,294	15,003	36,901	48,244
Sales and marketing	4,896	7,219	15,888	25,559
General and administrative	1,932	9,644	15,343	31,891
Amortization of intangibles	-	284	189	852
Restructuring costs	-	944	3,283	944
Total operating expenses	16,122	33,094	71,604	107,490

Loss from operations	(10,891)	(16,758)	(49,293)	(60,257)

Interest expense, net	(9,944)	(4,296)	(19,631)	(13,071)
Loss on extinguishment of debt	-	-	(8,281)	-
Change in fair value of warrant liability and derivatives, net	1,913	(920)	3,143	3,016
Gain on sale of Mimosa business	28,631	-	28,631	-
Other income (expense), net	122	(1,177)	530	(3,809)

Income (loss) before income taxes	9,831	(23,151)	(44,901)	(74,121)

Income tax benefit (expense), net	57	(163)	293	52

Net income (loss)	$9,888	$(23,314)	$(44,608)	$(74,069)

Income (loss) per share - basic	$0.13	$(0.32)	$(0.60)	$(1.02)
Income (loss) per share - diluted	$0.12	$(0.32)	$(0.60)	$(1.02)

Weighted average shares outstanding - basic	74,605,474	72,572,138	74,554,552	72,415,546
Weighted average shares outstanding - diluted	80,141,678	72,572,138	74,554,552	72,415,546

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

AIRSPAN NETWORKS HOLDINGS INC.

UNAUDITED CONDENSED consolidated STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(44,608)	$(74,069)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,507	3,448
Foreign exchange gain on long-term debt	(2)	(33)
Bad debt expense	360	170
Change in fair value of warrants and derivatives, net	(3,143)	(3,016)
Loss on extinguishment of debt	8,281	-
Non-cash debt amendment fee	-	463
Inventory impairment charge	7,215	-
Gain on sale of Mimosa business	(28,631)	-
Share-based compensation	6,044	19,399
Total adjustments	(7,369)	20,431
Changes in operating assets and liabilities:
Decrease in accounts receivable	18,755	15,615
(Increase) decrease in inventory	(968)	1,596
(Increase) decrease in prepaid expenses and other current assets	(1,292)	1,571
Decrease in other non-current assets	335	555
Decrease in accounts payable	(2,188)	(3,895)
(Decrease) increase in deferred revenue	(250)	651
(Decrease) increase in accrued expenses and other current liabilities	(2,453)	7,498
Increase (decrease) in other long-term liabilities	1,499	(7,738)
Increase in accrued interest on long-term debt	9,165	8,160
Net cash used in operating activities	(29,374)	(29,625)

Cash flows from investing activities:
Purchase of property, plant and equipment	(1,125)	(2,156)
Proceeds from sale of Mimosa business	55,188	-
Net cash provided by (used in) investing activities	54,063	(2,156)

Cash flows from financing activities:
Borrowings from senior term loan	20,000	-
Repayment of senior term loan	(24,930)	(3,960)
Repayment of convertible note	(16,783)	-
Payment of debt issuance costs	(1,916)	-
Payment of taxes withheld on stock awards	(161)	(73)
Net cash used in financing activities	(23,790)	(4,033)

Net increase (decrease) in cash, cash equivalents and restricted cash	899	(35,814)
Cash, cash equivalents and restricted cash, beginning of year	7,287	63,122
Cash, cash equivalents and restricted cash, end of period	$8,186	$27,308

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

The following tables present the reconciliation of net income (loss), the most directly comparable GAAP measure, to Adjusted EBITDA:

	Three Months Ended
($ in thousands)	Sept. 30, 2023	June 30, 2023
Net income (loss)	$9,888	$(33,607)

Adjusted for:
Interest expense, net	9,944	5,153
Income tax benefit, net	(57)	(154)
Depreciation and amortization	735	720
EBITDA	20,510	(27,888)
Share-based compensation expense	2,107	1,998
Change in fair value of warrant liability and derivatives	(1,913)	(588)
Loss on extinguishment of debt	-	8,281
Gain on sale of Mimosa	(28,631)	-
Restructuring costs	-	3,023
Adjusted EBITDA	$(7,927)	$(15,174)
Inventory impairment charge	-	7,215
Adjusted EBITDA excluding inventory impairment charge	$(7,927)	$(7,959)

	Three Months Ended September 30,
($ in thousands)	2023	2022
Net income (loss)	$9,888	$(23,314)

Adjusted for:
Interest expense, net	9,944	4,296
Income tax (benefit) expense, net	(57)	163
Depreciation and amortization	735	1,173
EBITDA	20,510	(17,682)
Share-based compensation expense	2,107	5,863
Change in fair value of warrant liability and derivatives	(1,913)	920
Loss on extinguishment of debt	-	-
Gain on sale of Mimosa	(28,631)	-
Restructuring costs	-	944
Adjusted EBITDA	$(7,927)	$(9,955)

The following table presents the reconciliation of gross margin to Adjusted gross margin:

($ in thousands)	Three Months Ended June 30,
	2023	%

Revenue	$32,123	100.0
Cost of revenue	25,390	79.0
Gross margin	6,733	21.0
Inventory provision	7,215	22.4
Adjusted gross margin	$13,948	43.4

The following table presents the reconciliation of net loss, the most directly comparable GAAP measure, to Adjusted net loss:

Three Months Ended
($ in thousands)	June 30, 2023
Net loss	$(33,607)
Adjusted for:
Restructuring costs	3,023
Inventory impairment charge	7,215
Adjusted net loss	$(23,369)